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Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-185135 and Form S-8 No. 333-161186) of Five Star Quality Care, Inc. and in the related prospectuses of our reports dated February 19, 2013, with respect to the consolidated financial statements of Five Star Quality Care, Inc. and the effectiveness of internal control over financial reporting of Five Star Quality Care, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 19, 2013

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  Exhibit 23.1
Consent Of Independent Registered Public Accounting Firm